UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2009

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas	78753-3195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-8810

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On September 29, 2009, Golfsmith International Holdings, Inc. ( the “Company”), under the direction of the Compensation Committee of the Board of Directors (the “Board”), to protect business information and continuity, entered into Confidentiality, Intellectual Property and Non-Compete Agreements (the “Confidentiality Agreements”), with its executive officers (other than those executive officers subject to written employment agreements), including its named executive officers Matthew Corey and Gillian Felix.  The Confidentiality Agreements contain restrictive covenants which generally prohibit the Company’s executive officers from (i) disclosing the Company’s trade secrets and confidential information, including information regarding the Company’s intellectual property; or (ii) during their respective employment terms and for the two-year period following termination of employment (a) soliciting on behalf of a competing business the Company’s customers, (b) soliciting the Company’s employees or (c) engaging in any competing business. As consideration for the promises set forth in the Confidentiality Agreements, upon termination of the executive officer’s employment without Cause, as defined in the agreement, each executive officer will be entitled to receive his or her annual base salary in effect upon termination in equal installments in accordance with customary payroll procedures during a 24-month period following the termination of employment.

The foregoing summary is qualified in its entirety by the form of the Confidentiality, Intellectual Property and Non-Compete Agreement attached hereto as an exhibit and is incorporated by reference herein.

Additionally, beginning in October 2009, the Company will offer and pay for term life insurance coverage for qualifying executive officers providing a death benefit of two times such officer’s annual base salary. The Company expects to provide life insurance coverage for Mr. Hanaka, Ms. Gove, Mr. Corey and Ms. Felix under this new plan.

Also on September 29, 2009, upon the recommendation of the Compensation Committee, the Board modified the annual base salary of Sue E. Gove the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer from $450,000 to $513,000.  All other components of Ms. Gove’s Employment Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

October 2, 2009	By :	/s/ R. Scott Wood
		Name:	R. Scott Wood
		Title:	VP| General Counsel

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Form Confidentiality, Intellectual Property and Non-Compete Agreement.